Exhibit 10.1

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL, AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This AMENDMENT TO THE PURCHASE AND SALE AGREEMENT (this “Amendment”), is entered into as of February 20, 2026 (the “Amendment Effective Date”), by and between Atara Biotherapeutics, Inc. (“Atara” or “Seller”) and HCR Molag Fund, L.P. (“HCR” or “Purchaser”) and amends that certain Purchase and Sale Agreement, dated as of December 20, 2022, by and between Atara and HCR (the “Agreement”). Atara and HCR are referred to in this Amendment individually as a “Party” and collectively as the “Parties”. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Agreement.

RECITALS

WHEREAS, the Parties have mutually agreed to amend the Agreement as follows, in accordance with Section 10.12 of the Agreement.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, and on the terms and subject to the conditions set forth herein, the Parties hereby agree as follows:

ARTICLE I

AMENDMENT

1. Amendment to Section 2.6 of the Agreement. Section 2.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

”Section 2.6 Special Payment. If [***] has not been achieved on or prior to January 1, 2028, then within [***] after January 1, 2028, Seller shall make a one-time cash payment to Purchaser in the amount of $9,000,000 (“Special Payment”). If the Special Payment is made, in consideration for the Special Payment, the Purchaser shall transfer all of its right, title and interest in the [***] to Seller, and shall take such action as Seller reasonably requests (at Purchaser’s sole expense) to evidence such transfer, including entering into a bill of sale.”

2. Consideration. As consideration for this Amendment, Atara agrees to issue and HCR agrees to accept, a pre-funded warrant, in substantially the form attached hereto as Exhibit A (the “Warrant”), to purchase an aggregate of Four Hundred Thousand (400,000) shares (the “Warrant Shares”) of common stock, $0.0001 par value of Atara (the “Common Stock”).

3. Full Force and Effect. Except as specifically modified or waived herein, all other terms and conditions of the Agreement are unchanged and shall remain in full force and effect.

ARTICLE II

OTHER PROVISIONS

1. Seller Representations and Warranties. Seller hereby represents and warrants to Purchaser as of the date of this Amendment as follows:

a.

Organization. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business, as now conducted, in all material respects.

b.

Authorization. The Seller has all necessary corporate power and authority to execute and deliver this Amendment and the Warrant, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including the issuance of the Warrant Shares upon exercise of the Warrant. The execution and delivery of each of the Amendment and the Warrant and the performance by the Seller of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Seller. Each of the Amendment and the Warrant has been duly executed and delivered by an authorized officer of the Seller. Each of the Amendment and the Warrant constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

c.

Valid Issuance. The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Warrant against full payment therefor in accordance with the terms of the Warrant, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than restrictions on transfer under applicable state and federal securities laws), and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock. The issuance and delivery of the Warrant does not, and the exercise in full of the Warrant and the issuance and delivery of the Warrant Shares thereupon will not, (i) obligate the Seller to offer to issue, or issue, shares of Common Stock or other securities to any Person pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (ii) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Seller. The offer and sale of the Warrant and the Warrant Shares to the Purchaser is, and will be, (A) exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”) and (B) exempt from (or otherwise not subject to) the registration and qualification requirements of applicable securities laws of the states of the United States.

d.

No Conflicts. The execution and delivery by the Seller of the Amendment and the Warrant, the performance by the Seller of its obligations hereunder or thereunder, and the consummation by the Seller of the transactions contemplated hereby or thereby (including the issuance of the Warrant Shares), will not (i) contravene, conflict with or violate any term or provision of any of the organizational documents of the Seller or any of its Subsidiaries, (ii) except as would not reasonably be expected to have a Material Adverse Effect, contravene, conflict with or violate, or give any Governmental Authority or other Person the right to exercise any remedy or obtain any relief under, any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which the Seller or any of its Subsidiaries or any of their respective assets or properties may be subject or bound, or (iii) except as would not reasonably be expected to have a Material Adverse Effect, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of, or payment under, or cancel or terminate, any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Seller or any of its Subsidiaries is a party or by which the Seller or any of its Subsidiaries or any of their respective assets or properties is bound.

e.

Governmental and Third Party Authorizations. The execution and delivery by the Seller of the Amendment and the Warrant, the performance by the Seller of its obligations hereunder and thereunder, and the consummation by the Seller of the transactions contemplated hereby and thereby (including the issuance of the Warrant Shares) do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by, or filing with, any Governmental Authority or any other Person, except for (i) the filing of a Current Report on Form 8-K with the SEC and (ii) such consents, the failure of which to be obtained or made, would not reasonably be expected to have a Material Adverse Effect.

f.

No Integration or Aggregation. The Seller has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the offer and issuance of the Warrant or Warrant Shares pursuant to this Amendment for purposes of the Securities Act or (ii) aggregated with prior offerings by the Seller for the purposes of the rules and regulations of the Nasdaq Global Select Market. Neither the Seller nor any of its Affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Seller security or solicited any offers to buy any Seller security, under circumstances that would adversely affect reliance by the Seller on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder for the exemption from registration for the transactions contemplated hereby.

g.

No Disqualification Events. Neither the Seller nor any of its (i) predecessors, (ii) Affiliates, (iii) directors, (iv) executive officers, (v) non-executive officers participating in the placement contemplated by this Amendment, (vi) beneficial owners of 20% or more of its outstanding voting equity securities (calculated on the basis of voting power), (vii) promoters or (viii) investment managers (including any of such investment managers’ directors, executive officers or officers participating in the placement contemplated by this Amendment) or general partners or managing members of such investment managers (including any of such general partners’ or managing members’ directors, executive officers or officers participating in the placement contemplated by this Amendment) is subject to the disqualification provisions of Rule 506(d)(1)(i-viii) of Regulation D under the Securities Act (a “Disqualification Event”). The Seller has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

2. Purchaser Representations and Warranties. Purchaser hereby represents and warrants to Seller as of the date of this Amendment as follows:

a.	Organization. The Purchaser is a limited liability partnership duly organized, validly existing and in good standing under the laws of Delaware.

b.

Authorization. The Purchaser has all necessary limited partnership power and authority to execute and deliver the Amendment, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of the Amendment and the performance by the Purchaser of its obligations hereunder have been duly authorized by the Purchaser. The Amendment has been duly executed and delivered by the Purchaser. The Amendment constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and general equitable principles.

c.	Accredited Investor. The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated pursuant to the Securities Act.

3. Entire Agreement. This Amendment, together with the Agreement and all exhibits thereto and references therein, constitute the entire agreement among the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein. In the event of any conflict or inconsistency between the terms of in this Amendment and the Agreement, the terms of this Amendment will control.

4. Modification. No waiver, alteration or modification of any of the provisions of this Amendment shall be binding unless made in writing and signed by the Parties.

5. Counterparts. This Amendment may be executed in any number of counterparts and by each of the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signatures of the Parties transmitted by electronic means shall be deemed to be their original signatures for all purposes.

6. Governing Law. This Amendment will be governed by and in accordance with the laws of the State of New York without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

ATARA BIOTHERAPEUTICS, INC.		HCR MOLAG FUND, L.P.
By: HCR MOLAG FUND GP, LLC, its
general partner

By:	/s/ Cokey Nguyen	By:	/s/ Clarke B. Futch

Name:	Cokey Nguyen	Name:	Clarke B. Futch

Title:	President & CEO	Title:	Chief Executive Officer

Date:	February 20, 2026	Date:	2/20/2026

EXHIBIT A

FORM OF WARRANT